Pricing Supplement dated July 15, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

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[RBC LOGO]                                $11,206,000
                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer

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Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty (30) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 July 15, 2009

Issuance Date:                July 20, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the 20th day of each
  Coupon Payment Date (s):    month, unless that day is not a business day, in
                              which case the coupon will be paid on the following day that is a business day. The final coupon will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:   October 15, 2009

             Maturity Date:   October 20, 2009


Six Month Notes:

            Valuation Date:   January 14, 2010

             Maturity Date:   January 20, 2010

Reference Stock:

  No.     Principal   Reference Stock                         Ticker  Coupon  Strike Price  Barrier Price    Term          CUSIP
  ---     ---------   ---------------                         ------  ------  ------------  -------------    ----          -----
            Amount                                                     Rate
            ------                                                     ----
  1390   $2,100,000   Alcoa Inc.                              AA       18.50%    $10.14        $6.59        3 month       78008G5T5

  1391     $393,000   Aflac, Inc.                             AFL      25.50%    $32.38       $24.29        3 month       78008G5U2

  1392     $110,000   American Express Company                AXP      11.00%    $27.22       $19.05        3 month       78008G5V0

  1393     $529,000   Bank of America Corporation             BAC      17.25%    $13.42        $8.72        3 month       78008G5W8

  1394     $425,000   Peabody Energy Corporation              BTU      25.75%    $31.63       $23.72        3 month       78008G5X6

  1395     $297,000   Caterpillar Inc.                        CAT      14.00%    $33.84       $25.38        3 month       78008G5Y4

  1396     $470,000   Chesapeake Energy Corporation           CHK      24.75%    $19.21       $14.41        3 month       78008G5Z1

  1397      $74,000   Cemex SAB de C.V.                       CX       24.25%     $8.47        $5.51        3 month       78008G6A5

  1398     $405,000   Deere & Company                         DE       13.75%    $38.67       $29.00        3 month       78008G6B3

  1399   $1,157,000   Ford Motor Company                      F        24.15%     $6.05        $3.93        3 month       78008G6C1

  1400   $1,040,000   Freeport-McMoRan Copper & Gold, Inc.    FCX      20.50%    $50.91       $35.64        3 month       78008G6D9

  1401      $51,000   Frontier Oil Corporation                FTO      26.30%    $13.15        $9.86        3 month       78008G6E7

  1402     $484,000   General Electric Company                GE       13.00%    $12.24        $9.18        3 month       78008G6F4

  1403     $110,000   Gerdau S.A.                             GGB      23.50%    $10.36        $7.77        3 month       78008G6G2

  1404     $157,000   JPMorgan Chase & Co.                    JPM      13.25%    $36.26       $27.20        3 month       78008G6H0

  1405     $116,000   Lennar Corporation                      LEN      33.85%     $9.15        $6.41        3 month       78008G6J6

  1407     $283,000   Nucor Corporation                       NUE      18.75%    $43.61       $32.71        3 month       78008G6L1

  1408      $92,000   NYSE Euronext                           NYX      15.50%    $26.79       $20.09        3 month       78008G6M9

  1409     $465,000   Potash Corporation of Sasketchewan Inc. POT      22.25%    $87.76       $65.82        3 month       78008G6N7

  1410      $99,000   Rowan Companies, Inc.                   RDC      22.25%    $19.71       $14.78        3 month       78008G6P2

  1411     $261,000   Research In Motion Limited              RIMM     14.25%    $70.15       $52.61        3 month       78008G6Q0

  1412      $46,000   Companhia Siderurgica Nacional S.A.     SID      16.50%    $21.81       $15.27        3 month       78008G6R8

  1414      $26,000   Vale SA                                 VALE     12.85%    $18.07       $12.65        3 month       78008G6T4

  1415     $839,000   Wells Fargo & Company                   WFC      26.25%    $25.30       $18.98        3 month       78008G6U1

  1416     $560,000   United States Steel Corporation         X        26.25%    $35.03       $24.52        3 month       78008G6V9

  1421     $155,000   Canadian Natural Resources Ltd.         CNQ      14.50%    $53.80       $37.66        6 month       78008G7A4

  1423      $76,000   Freeport-McMoRan Copper & Gold, Inc.    FCX      22.25%    $50.91       $35.64        6 month       78008G7C0

  1425     $305,000   The Goldman Sachs Group, Inc.           GS       10.50%   $155.26      $116.45        6 month       78008G7E6

  1426      $55,000   The Home Depot, Inc.                    HD       10.50%    $24.08       $18.06        6 month       78008G7F3

  1427      $26,000   Lowe's Companies, Inc.                  LOW      11.25%    $20.03       $15.02        6 month       78008G7G1



Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading, as set forth above.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Payment at Maturity (if held  For each $1,000 Principal Amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the Principal Amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date.

Monitoring Method:            Close of Trading Day.

Physical Delivery Amount:     For each $1,000 Principal Amount, a number of
                              shares of the Reference Stock equal to the Principal Amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon 1390                               100%                         1.50%                        98.50%
                                     $2,100,000.00                   $31,500.00                  $2,068,500.00

RevCon 1391                               100%                         1.50%                        98.50%
                                      $393,000.00                    $5,895.00                    $387,105.00

RevCon 1392                               100%                         1.50%                        98.50%
                                      $110,000.00                    $1,650.00                    $108,350.00

RevCon 1393                               100%                         1.50%                        98.50%
                                      $529,000.00                    $7,935.00                    $521,065.00

RevCon 1394                               100%                         1.50%                        98.50%
                                      $425,000.00                    $6,375.00                    $418,625.00

RevCon 1395                               100%                         1.50%                        98.50%
                                      $297,000.00                    $4,455.00                    $292,545.00

RevCon 1396                               100%                         1.50%                        98.50%
                                      $470,000.00                    $7,050.00                    $462,950.00

RevCon 1397                               100%                         1.50%                        98.50%
                                       $74,000.00                    $1,110.00                    $72,890.00

RevCon 1398                               100%                         1.50%                        98.50%
                                      $405,000.00                    $6,075.00                    $398,925.00

RevCon 1399                               100%                         1.50%                        98.50%
                                     $1,157,000.00                   $17,355.00                  $1,139,645.00

RevCon 1400                               100%                         1.50%                        98.50%
                                     $1,040,000.00                   $15,600.00                  $1,024,400.00

RevCon 1401                               100%                         1.50%                        98.50%
                                       $51,000.00                     $765.00                     $50,235.00

RevCon 1402                               100%                         1.50%                        98.50%
                                      $484,000.00                    $7,260.00                    $476,740.00

RevCon 1403                               100%                         1.50%                        98.50%
                                      $110,000.00                    $1,650.00                    $108,350.00

RevCon 1404                               100%                         1.50%                        98.50%
                                      $157,000.00                    $2,355.00                    $154,645.00

                                      P-4

RevCon 1405                               100%                         1.50%                        98.50%
                                      $116,000.00                    $1,740.00                    $114,260.00

RevCon 1407                               100%                         1.50%                        98.50%
                                      $283,000.00                    $4,245.00                    $278,755.00

RevCon 1408                               100%                         1.50%                        98.50%
                                       $92,000.00                    $1,380.00                    $90,620.00

RevCon 1409                               100%                         1.50%                        98.50%
                                      $465,000.00                    $6,975.00                    $458,025.00

RevCon 1410                                100%                        1.50%                        98.50%
                                       $99,000.00                    $1,485.00                     $97,515.00

RevCon 1411                               100%                         1.50%                        98.50%
                                      $261,000.00                    $3,915.00                    $257,085.00

RevCon 1412                               100%                         1.50%                        98.50%
                                       $46,000.00                     $690.00                      $45,310.00

RevCon 1414                               100%                         1.50%                        98.50%
                                       $26,000.00                     $390.00                      $25,610.00

RevCon 1415                               100%                         1.50%                        98.50%
                                      $839,000.00                    $12,585.00                   $826,415.00

RevCon 1416                               100%                         1.50%                        98.50%
                                      $560,000.00                    $8,400.00                    $551,600.00

RevCon 1421                               100%                         1.50%                        98.50%
                                      $155,000.00                    $2,325.00                    $152,675.00

RevCon 1423                               100%                         1.75%                        98.25%
                                       $76,000.00                    $1,330.00                    $74,670.00

RevCon 1425                               100%                         1.75%                        98.25%
                                      $305,000.00                    $5,337.50                    $299,662.50

RevCon 1426                               100%                         1.75%                        98.25%
                                       $55,000.00                     $962.50                     $54,037.50

RevCon 1427                               100%                         1.75%                        98.25%
                                       $26,000.00                     $455.00                     $25,545.00



                         RBC Capital Markets Corporation
                                  July 15, 2009

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                         If the closing          If the closing
                       market price of the     market price of the
                         Reference Stock         Reference Stock
                       does not fall below       falls below the
                       the Barrier Price on     Barrier Price on
                        any day during the     any day during the       Physical
                        Monitoring Period:     Monitoring Period:       Delivery
                            Payment at             Payment at           Amount as
                           Maturity as            Maturity as           Number of
     Hypothetical         Percentage of           Percentage of       Shares of the
      Final Share           Principal               Principal           Reference        Cash Delivery
         Price                Amount                 Amount               Stock             Amount
  --------------------------------------------------------------------------------------------------------
         $200               100.00%                100.00%               n/a                n/a
  --------------------------------------------------------------------------------------------------------
         $175               100.00%                100.00%               n/a                n/a
  --------------------------------------------------------------------------------------------------------
         $150               100.00%                100.00%               n/a                n/a
  --------------------------------------------------------------------------------------------------------
         $125               100.00%                100.00%               n/a                n/a
  --------------------------------------------------------------------------------------------------------
         $100               100.00%                100.00%               n/a                n/a
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
          $90               100.00%             Delivery Amount          10                $900
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
          $80               100.00%             Delivery Amount          10                $800
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
          $70               100.00%             Delivery Amount          10                $700
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
          $60               100.00%             Delivery Amount          10                $600
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
        $59.50                n/a               Delivery Amount          10                $595
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
        $50.00                n/a               Delivery Amount          10                $500
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
        $25.00                n/a               Delivery Amount          10                $250
  --------------------------------------------------------------------------------------------------------
                                                Physical or Cash
         $0.00                n/a               Delivery Amount          10               $0.00
  --------------------------------------------------------------------------------------------------------


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008G5T5 (AA): 0.51% of each stated interest payment (18.50% in total) will be treated as an interest payment and 17.99% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5U2 (AFL): 0.51% of each stated interest payment (25.50% in total) will be treated as an interest payment and 24.99% of each stated interest payment (25.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5V0 (AXP): 0.51% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.49% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5W8 (BAC): 0.51% of each stated interest payment (17.25% in total) will be treated as an interest payment and 16.74% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5X6 (BTU): 0.51% of each stated interest payment (25.75% in total) will be treated as an interest payment and 25.24% of each stated interest payment (25.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5Y4 (CAT): 0.51% of each stated interest payment (14.00% in total) will be treated as an interest payment and 13.49% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G5Z1 (CHK): 0.51% of each stated interest payment (24.75% in total) will be treated as an interest payment and 24.24% of each stated interest payment (24.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008G6A5 (CX): 0.51% of each stated interest payment (24.25% in total) will be treated as an interest payment and 23.74% of each stated interest payment (24.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6B3 (DE): 0.51% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.24% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6C1 (F): 0.51% of each stated interest payment (24.15% in total) will be treated as an interest payment and 23.64% of each stated interest payment (24.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6D9 (FCX): 0.51% of each stated interest payment (20.50% in total) will be treated as an interest payment and 19.99% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6E7 (FTO): 0.51% of each stated interest payment (26.30% in total) will be treated as an interest payment and 25.79% of each stated interest payment (26.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6F4 (GE): 0.51% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.49% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6G2 (GGB): 0.51% of each stated interest payment (23.50% in total) will be treated as an interest payment and 22.99% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6H0 (JPM): 0.51% of each stated interest payment (13.25% in total) will be treated as an interest payment and 12.74% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6J6 (LEN): 0.51% of each stated interest payment (33.85% in total) will be treated as an interest payment and 33.34% of each stated interest payment (33.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6L1 (NUE): 0.51% of each stated interest payment (18.75% in total) will be treated as an interest payment and 18.24% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6M9 (NYX): 0.51% of each stated interest payment (15.50% in total) will be treated as an interest payment and 14.99% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6N7 (POT): 0.51% of each stated interest payment (22.25% in total) will be treated as an interest payment and 21.74% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6P2 (RDC): 0.51% of each stated interest payment (22.25% in total) will be treated as an interest payment and 21.74% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6Q0 (RIMM): 0.51% of each stated interest payment (14.25% in total) will be treated as an interest payment and 13.74% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6R8 (SID): 0.51% of each stated interest payment (16.50% in total) will be treated as an interest payment and 15.99% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6T4 (VALE): 0.51% of each stated interest payment (12.85% in total) will be treated as an interest payment and 12.34% of each stated interest payment (12.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G6U1 (WFC): 0.51% of each stated interest payment (26.25% in total) will be treated as an interest payment and 25.74% of each stated interest payment (26.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008G6V9 (X): 0.51% of each stated interest payment (26.25% in total) will be treated as an interest payment and 25.74% of each stated interest payment (26.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G7A4 (CNQ): 0.99% of each stated interest payment (14.50% in total) will be treated as an interest payment and 13.51% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G7C0 (FCX): 0.99% of each stated interest payment (22.25% in total) will be treated as an interest payment and 21.26% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G7E6 (GS): 0.99% of each stated interest payment (10.50% in total) will be treated as an interest payment and 9.51% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G7F3 (HD): 0.99% of each stated interest payment (10.50% in total) will be treated as an interest payment and 9.51% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G7G1 (LOW): 0.99% of each stated interest payment (11.25% in total) will be treated as an interest payment and 10.26% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Canadian Natural Resources Limited engages in the exploration, development, and production of crude oil and natural gas. The company also engages in the midstream activities, which include its pipeline operations and an electricity co-generation system. Its conventional crude oil and natural gas operations are focused primarily in western Canada, the United Kingdom portion of the North Sea, and offshore West Africa.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 333-12138

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o CEMEX, S.A.B. de C.V., through its subsidiaries, engages in the production, distribution, marketing, and sale of cement, ready-mix concrete, aggregates, and other construction materials. The company sells its products primarily to distributors in the construction industry. It markets its products in Mexico, the United States, Spain, the United Kingdom, other European countries, and rest of the world. The company was founded in 1906. It was formerly known as CEMEX, S.A. de C.V.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14946

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o The Goldman Sachs Group, Inc., together with its subsidiaries, provides various investment banking, securities, and investment management services to corporations, financial institutions, governments, and high-net-worth individuals worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

     o Gerdau S.A., through its subsidiaries, produces and sells steel and related long rolled products, drawn products, and long specialty products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14878

     o The Home Depot, Inc., together with its subsidiaries, operates as a home improvement retailer company. The company's Home Depot stores sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me (D-I-F-M) customers, home improvement contractors, tradespeople, and building maintenance professionals. Its stores also offer various installation services for D-I-F-M customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o JPMorgan Chase & Co., a financial holding company, provides a range of financial services worldwide. It operates in six segments:
          Investment Bank, Commercial Banking, Treasury & Securities Services, Asset Management, Retail Financial Services, and Card Services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lennar Corporation operates as a homebuilder in the United States. It engages in the construction and sale of single-family attached and detached homes, and to a lesser extent multi-level residential buildings, as well as the purchase, development, and sale of residential land. The company also offers various financial services, including mortgage financing; title insurance; closing services; and ancillary services, such as high-speed Internet and cable television.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11749

     o Lowe's Companies, Inc., together with its subsidiaries, operates as a home improvement retailer in the United States and Canada. The company provides a range of products and services for home decoration, maintenance, repair, remodeling, and property maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Nucor Corporation, together with its subsidiaries, engages in the manufacture and sale of steel and steel products in North America. It operates in three segments: Steel Mills, Steel Products, and Raw Materials. The Steel Mills segment offers hot-rolled steel products, such as angles, rounds, flats, channels, rebar, sheets, wide-flange beams, pilings, billets, blooms, beam blanks, and plates; and cold-rolled steel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o NYSE Euronext, through its subsidiaries, provides securities listing, trading, market data products, and software and technology services worldwide. The company offers products and services in cash equities, futures, options, swaps, exchange-traded products, bonds, market data, and commercial technology solutions to issuers, investors, financial institutions, and market participants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32829

     o Potash Corporation of Saskatchewan Inc. engages in the production and sale of fertilizers, and related industrial and feed products in North America. The company manufactures and sells solid and liquid phosphate fertilizers; animal feed supplements; and industrial acid, which is used in food products and industrial processes. It also produces nitrogen fertilizers, as well as nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate, and nitric acid.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351

     o Rowan Companies, Inc. provides a range of onshore and offshore contract drilling services in the United States and internationally. As of December 31, 2008, it provided contract drilling services through a fleet of 22 self-elevating mobile offshore drilling platforms and 31 deep-well land drilling rigs.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05491

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Siderurgica Nacional primarily operates as an integrated steel producer in Brazil. The company principally produces carbon steel and various steel products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14732

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15030

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811



                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first and second quarter of 2009, as well as for the period from July 1, 2009 to July 15, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.2                      28.39                     30.56
   4/1/2006           6/30/2006                36.96                     28.55                     32.36
   7/1/2006           9/29/2006                34                        26.6                      28.04
  9/30/2006          12/29/2006                31.33                     26.39                     30.01

   1/1/2007           3/30/2007                36.05                     28.09                     33.9
  3/31/2007           6/29/2007                42.9                      33.63                     40.53
  6/30/2007           9/28/2007                48.77                     30.25                     39.12
  9/29/2007          12/31/2007                40.7                      33.22                     36.55

   1/1/2008           3/31/2008                39.67                     26.69                     36.06
   4/1/2008           6/30/2008                44.77                     33.65                     35.62
   7/1/2008           9/30/2008                35.66                     20.93                     22.58
  10/1/2008          12/31/2008                22.35                      6.8                      11.26

   1/1/2009           3/31/2009                12.44                      4.97                      7.34
   4/1/2009           6/30/2009                12.38                      7.03                     10.33
   7/1/2009           7/15/2009                10.6223                    8.96                     10.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           6/30/2009                37.73                     17.25                     31.09
   7/1/2009           7/15/2009                32.72                     28.17                     32.38


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           6/30/2009                28.45                     13.08                     23.24
   7/1/2009           7/15/2009                27.75                     22                        27.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                47.24                     42.75                     45.54
   4/1/2006           6/30/2006                50.5                      45.26                     48.1
   7/1/2006           9/29/2006                54                        47.59                     53.57
  9/30/2006          12/29/2006                55.08                     51.32                     53.39

   1/1/2007           3/30/2007                54.21                     48.36                     51.02
  3/31/2007           6/29/2007                52.2                      48.55                     48.89
  6/30/2007           9/28/2007                52.78                     46.52                     50.27
  9/29/2007          12/31/2007                52.96                     40.61                     41.26

   1/1/2008           3/31/2008                45.08                     33.12                     37.91
   4/1/2008           6/30/2008                41.8641                   22.44                     23.87
   7/1/2008           9/30/2008                39.5                      18.44                     35
  10/1/2008          12/31/2008                38.5                      10.01                     14.08

   1/1/2009           3/31/2009                14.81                      2.53                      6.82
   4/1/2009           6/30/2009                15.07                      6.44                     13.2
   7/1/2009           7/15/2009                13.62                     11.27                     13.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               49.185                    38.6056                   47.1955
   4/1/2006           6/30/2006               71.4252                   43.8251                   52.195
   7/1/2006           9/29/2006               56.0804                   30.8395                   34.4347
  9/30/2006          12/29/2006               45.4916                   31.8787                   37.8332

   1/1/2007           3/30/2007               41.756                    33.8916                   37.674
  3/31/2007           6/29/2007               52.2044                   37.4119                   45.295
  6/30/2007           9/28/2007               47.7385                   35.9701                   44.8175
  9/29/2007          12/31/2007               62.55                     44.4898                   61.64

   1/1/2008           3/31/2008               63.97                     42.05                     51
   4/1/2008           6/30/2008               88.69                     49.38                     88.05
   7/1/2008           9/30/2008               88.39                     39.06                     45
  10/1/2008          12/31/2008               43.99                     16                        22.75

   1/1/2009           3/31/2009               30.95                     20.17                     25.04
   4/1/2009           6/30/2009               37.44                     23.56                     30.16
   7/1/2009           7/15/2009               31.79                     27.19                     31.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                77.21                     57.05                     71.81
   4/1/2006           6/30/2006                82.03                     64.41                     74.48
   7/1/2006           9/29/2006                75.43                     62.09                     65.8
  9/30/2006          12/29/2006                70.92                     58.82                     61.33

   1/1/2007           3/30/2007                68.43                     57.98                     67.03
  3/31/2007           6/29/2007                82.89                     65.86                     78.3
  6/30/2007           9/28/2007                87                        70.59                     78.43
  9/29/2007          12/31/2007                82.74                     67                        72.56

   1/1/2008           3/31/2008                78.63                     59.6                      78.29
   4/1/2008           6/30/2008                85.96                     72.56                     73.82
   7/1/2008           9/30/2008                75.87                     58.11                     59.6
  10/1/2008          12/31/2008                59.03                     31.95                     44.67

   1/1/2009           3/31/2009                47.12                     21.71                     27.96
   4/1/2009           6/30/2009                40.96                     27.44                     33.04
   7/1/2009           7/15/2009                34.15                     30.01                     33.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                      9.84                     16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           6/30/2009                24.66                     16.43                     19.83
   7/1/2009           7/15/2009                20.47                     16.92                     19.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Cemex SAB de CV (CX)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               29.5697                   24.6597                   28.7462
   4/1/2006           6/30/2006               32.6401                   21.5276                   25.7978
   7/1/2006           9/29/2006               27.917                    24.231                    27.2423
  9/30/2006          12/29/2006               30.7834                   26.7714                   30.6838

   1/1/2007           3/30/2007               34.4242                   28.148                    29.6604
  3/31/2007           6/29/2007               38.3774                   28.954                    34.239
  6/30/2007           9/28/2007               35.2504                   26.055                    27.7623
  9/29/2007          12/31/2007               30.9914                   23.0208                   23.9859

   1/1/2008           3/31/2008               27.317                    19.3557                   24.2364
   4/1/2008           6/30/2008               31.3558                   22.4519                   23.75
   7/1/2008           9/30/2008               24.4712                   15.2885                   16.5577
  10/1/2008          12/31/2008               16.8173                    3.8558                    8.7885

   1/1/2009           3/31/2009               10.3558                    3.7885                    6.0096
   4/1/2009           6/30/2009               11.39                      5.7692                    9.34
   7/1/2009           7/15/2009                9.91                      7.62                      8.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               40                        33.805                    39.525
   4/1/2006           6/30/2006               45.99                     38.1932                   41.745
   7/1/2006           9/29/2006               42.485                    33.45                     41.955
  9/30/2006          12/29/2006               50.7                      41.505                    47.535

   1/1/2007           3/30/2007               58.25                     45.115                    54.32
  3/31/2007           6/29/2007               62.82                     51.585                    60.37
  6/30/2007           9/28/2007               74.95                     56.955                    74.21
  9/29/2007          12/31/2007               93.74                     70.175                    93.12

   1/1/2008           3/31/2008               94.7658                   71.2                      80.44
   4/1/2008           6/30/2008               94.89                     70.16                     72.13
   7/1/2008           9/30/2008               74.18                     46.18                     49.5
  10/1/2008          12/31/2008               49.49                     28.5                      38.32

   1/1/2009           3/31/2009               46.76                     24.51                     32.87
   4/1/2009           6/30/2009               47.98                     31.88                     39.95
   7/1/2009           7/15/2009               41.25                     34.9                      38.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 8.96                      7.39                      7.96
   4/1/2006           6/30/2006                 8.05                      6.17                      6.93
   7/1/2006           9/29/2006                 9.48                      6.06                      8.09
  9/30/2006          12/29/2006                 9.19                      6.85                      7.51

   1/1/2007           3/30/2007                 8.97                      7.43                      7.89
  3/31/2007           6/29/2007                 9.7                       7.67                      9.42
  6/30/2007           9/28/2007                 9.64                      7.49                      8.49
  9/29/2007          12/31/2007                 9.24                      6.65                      6.73

   1/1/2008           3/31/2008                 6.94                      4.95                      5.72
   4/1/2008           6/30/2008                 8.79                      4.46                      4.81
   7/1/2008           9/30/2008                 6.33                      4.17                      5.2
  10/1/2008          12/31/2008                 4.95                      1.01                      2.29

   1/1/2009           3/31/2009                 2.99                      1.5                       2.63
   4/1/2009           6/30/2009                 6.54                      2.4                       6.07
   7/1/2009           7/15/2009                 6.25                      5.24                      6.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                65                        47.11                     59.77
   4/1/2006           6/30/2006                72.2                      43.1                      55.41
   7/1/2006           9/29/2006                62.29                     47.58                     53.26
  9/30/2006          12/29/2006                63.7                      47.6                      55.73

   1/1/2007           3/30/2007                67.19                     48.85                     66.19
  3/31/2007           6/29/2007                85.5                      65.62                     82.82
  6/30/2007           9/28/2007               110.6                      67.07                    104.89
  9/29/2007          12/31/2007               120.2                      85.71                    102.44

   1/1/2008           3/31/2008               107.37                     68.96                     96.22
   4/1/2008           6/30/2008               127.24                     93                       117.19
   7/1/2008           9/30/2008               117.11                     51.21                     56.85
  10/1/2008          12/31/2008                56.75                     15.7                      24.44

   1/1/2009           3/31/2009                43.45                     21.16                     38.11
   4/1/2009           6/30/2009                61.55                     36.6                      50.11
   7/1/2009           7/15/2009                52.97                     43.19                     50.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.98                     18.99                     29.675
   4/1/2006           6/30/2006                33.1                      23.75                     32.4
   7/1/2006           9/29/2006                37.8                      24.33                     26.58
  9/30/2006          12/29/2006                33                        24                        28.74

   1/1/2007           3/30/2007                33.75                     25.47                     32.64
  3/31/2007           6/29/2007                45.75                     31.95                     43.77
  6/30/2007           9/28/2007                49.1                      31.61                     41.64
  9/29/2007          12/31/2007                49.13                     39.54                     40.58

   1/1/2008           3/31/2008                41                        25.22                     27.26
   4/1/2008           6/30/2008                33                        23.03                     23.91
   7/1/2008           9/30/2008                24.26                     16.49                     18.42
  10/1/2008          12/31/2008                18.38                      7.51                     12.63

   1/1/2009           3/31/2009                16.84                     11.8                      12.79
   4/1/2009           6/30/2009                18.4                      12.09                     13.11
   7/1/2009           7/15/2009                13.9699                   12                        13.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/31/2009                17.24                      5.7279                   10.11
   4/1/2009           6/30/2009                14.55                      9.8                      11.72
   7/1/2009           7/15/2009                12.28                     10.5                      12.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Gerdau SA (GGB)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                8.3833                    5.5767                    7.5067
   4/1/2006           6/30/2006                9.08                      5.95                      7.455
   7/1/2006           9/29/2006                8.225                     6.255                     6.775
  9/30/2006          12/29/2006                8.275                     6.575                     8

   1/1/2007           3/30/2007                9.595                     7.425                     9.065
  3/31/2007           6/29/2007               13.02                      9.075                    12.86
  6/30/2007           9/28/2007               14.075                     7.795                    13.11
  9/29/2007          12/31/2007               15.925                    12.49                     14.505

   1/1/2008           3/31/2008               17.38                     11.3                      15.285
   4/1/2008           6/30/2008               26.215                    15.52                     24.01
   7/1/2008           9/30/2008               24.57                      9.72                     11.1
  10/1/2008          12/31/2008               11.13                      4.18                      6.6

   1/1/2009           3/31/2009                8.53                      4.63                      5.47
   4/1/2009           6/30/2009               11.84                      5.43                     10.47
   7/1/2009           7/15/2009               10.93                      9.11                     10.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                42.43                     37.88                     41.64
   4/1/2006           6/30/2006                46.8                      39.33                     42
   7/1/2006           9/29/2006                47.49                     40.4                      46.96
  9/30/2006          12/29/2006                49                        45.51                     48.3

   1/1/2007           3/30/2007                51.95                     45.91                     48.38
  3/31/2007           6/29/2007                53.25                     47.7                      48.45
  6/30/2007           9/28/2007                50.48                     42.16                     45.82
  9/29/2007          12/31/2007                48.02                     40.15                     43.65

   1/1/2008           3/31/2008                49.29                     36.01                     42.95
   4/1/2008           6/30/2008                49.95                     33.96                     34.31
   7/1/2008           9/30/2008                49                        29.24                     46.7
  10/1/2008          12/31/2008                50.63                     19.69                     31.53

   1/1/2009           3/31/2009                31.64                     14.96                     26.58
   4/1/2009           6/30/2009                38.94                     25.29                     34.11
   7/1/2009           7/15/2009                36.765                    31.59                     36.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Lennar Corp (LEN)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                66.44                     55.06                     60.38
   4/1/2006           6/30/2006                62.38                     42.81                     44.37
   7/1/2006           9/29/2006                48.95                     38.66                     45.25
  9/30/2006          12/29/2006                54.61                     44.22                     52.46

   1/1/2007           3/30/2007                56.54                     42.16                     42.21
  3/31/2007           6/29/2007                47.41                     36.37                     36.56
  6/30/2007           9/28/2007                37.44                     21.6                      22.65
  9/29/2007          12/31/2007                26.47                     14                        17.89

   1/1/2008           3/31/2008                21.64                     11.98                     18.81
   4/1/2008           6/30/2008                22.73                     12.07                     12.34
   7/1/2008           9/30/2008                16.9                       9.33                     15.19
  10/1/2008          12/31/2008                15.52                      3.42                      8.67

   1/1/2009           3/31/2009                11.56                      5.54                      7.51
   4/1/2009           6/30/2009                10.94                      7.02                      9.69
   7/1/2009           7/15/2009                 9.8                       7.98                      9.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                54.901                    33.635                    52.395
   4/1/2006           6/30/2006                60.3                      44.8                      54.25
   7/1/2006           9/29/2006                55.94                     45.12                     49.49
  9/30/2006          12/29/2006                67.55                     47.5                      54.66

   1/1/2007           3/30/2007                66.99                     53.2                      65.13
  3/31/2007           6/29/2007                69.93                     56.07                     58.65
  6/30/2007           9/28/2007                64.75                     41.62                     59.47
  9/29/2007          12/31/2007                64.97                     50.11                     59.22

   1/1/2008           3/31/2008                75.67                     47.72                     67.74
   4/1/2008           6/30/2008                83.56                     65.89                     74.67
   7/1/2008           9/30/2008                73.89                     35.48                     39.5
  10/1/2008          12/31/2008                48.29                     25.25                     46.2

   1/1/2009           3/31/2009                49                        29.84                     38.17
   4/1/2009           6/30/2009                49.82                     37.28                     44.43
   7/1/2009           7/15/2009                45.38                     39.2                      43.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               NYSE Euronext (NYX)
                                (Mar-06 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                90.35                     66.98                     79.25
   4/1/2006           6/30/2006                80.45                     48.62                     68.48
   7/1/2006           9/29/2006                74.83                     56.05                     74.75
  9/30/2006          12/29/2006               112                        71.4                      97.2

   1/1/2007           3/30/2007               109.5                      80.51                     93.75
  3/31/2007           6/29/2007               101                        72.335                    73.62
  6/30/2007           9/28/2007                84.5                      64.26                     79.17
  9/29/2007          12/31/2007                95.25                     78.18                     87.77

   1/1/2008           3/31/2008                87.7                      55.12                     61.71
   4/1/2008           6/30/2008                76.71                     50.3                      50.66
   7/1/2008           9/30/2008                51.18                     32.26                     39.18
  10/1/2008          12/31/2008                40.7                      16.33                     27.38

   1/1/2009           3/31/2009                30.6                      14.52                     17.9
   4/1/2009           6/30/2009                31.93                     17.21                     27.25
   7/1/2009           7/15/2009                27.78                     23.7                      26.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Potash Corp of Saskatchewan Inc. (POT)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               33.08                     26.05                     29.3633
   4/1/2006           6/30/2006               35.4667                   26.28                     28.6567
   7/1/2006           9/29/2006               35.4933                   27.3433                   34.73
  9/30/2006          12/29/2006               49.0633                   33.8333                   47.8267

   1/1/2007           3/30/2007               56.3533                   44.05                     53.31
  3/31/2007           6/29/2007               80.85                     52.8233                   77.97
  6/30/2007           9/28/2007              109.4                      71.5                     105.7
  9/29/2007          12/31/2007              151.9                      97.36                    143.96

   1/1/2008           3/31/2008              166.4                     105.52                    155.21
   4/1/2008           6/30/2008              241.62                    150.44                    228.57
   7/1/2008           9/30/2008              229.95                    126.49                    132.01
  10/1/2008          12/31/2008              133.44                     47.54                     73.22

   1/1/2009           3/31/2009               95.46                     63.65                     80.81
   4/1/2009           6/30/2009              121.3581                   77.14                     93.05
   7/1/2009           7/15/2009               97.75                     80.85                     87.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Rowan Cos Inc (RDC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                45.61                     36.16                     43.96
   4/1/2006           6/30/2006                48.15                     33.13                     35.59
   7/1/2006           9/29/2006                36.77                     29.75                     31.63
  9/30/2006          12/29/2006                37.99                     29.03                     33.2

   1/1/2007           3/30/2007                33.77                     29.48                     32.47
  3/31/2007           6/29/2007                41.61                     32.56                     40.98
  6/30/2007           9/28/2007                46.16                     34.1                      36.58
  9/29/2007          12/31/2007                41.3                      34.79                     39.46

   1/1/2008           3/31/2008                42.49                     30.49                     41.18
   4/1/2008           6/30/2008                47.94                     36.9                      46.75
   7/1/2008           9/30/2008                47                        27.53                     30.55
  10/1/2008          12/31/2008                30.15                     12                        15.9

   1/1/2009           3/31/2009                18.52                     10.28                     11.97
   4/1/2009           6/30/2009                23.9                      11.4                      19.32
   7/1/2009           7/15/2009                19.84                     16.96                     19.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006               29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006               34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006               47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007               49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007               66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007              100.98                     61.54                     98.55
  9/29/2007          12/31/2007              137.01                     95.02                    113.4

   1/1/2008           3/31/2008              118.35                     80.2                     112.23
   4/1/2008           6/30/2008              148.13                    111.9                     116.9
   7/1/2008           9/30/2008              135                        60.03                     68.3
  10/1/2008          12/31/2008               68.23                     35.09                     40.58

   1/1/2009           3/31/2009               60.47                     35.05                     43.11
   4/1/2009           6/30/2009               86                        42.76                     71.09
   7/1/2009           7/15/2009               71.69                     63.36                     70.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Cia Siderurgica Nacional SA (SID)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               10.65                      6.9833                   10.4733
   4/1/2006           6/30/2006               12.5767                    8.2033                   10.7333
   7/1/2006           9/29/2006               11.15                      8.6167                    9.4767
  9/30/2006          12/29/2006               11.25                      9.2467                    9.9933

   1/1/2007           3/30/2007               14.42                      9.1667                   14.28
  3/31/2007           6/29/2007               18.34                     14.0333                   17.24
  6/30/2007           9/28/2007               23.7233                   13.6433                   23.5067
  9/29/2007          12/31/2007               30.7067                   22.27                     29.8567

   1/1/2008           3/31/2008               41.98                     24.32                     35.99
   4/1/2008           6/30/2008               52.46                     35.5101                   44.41
   7/1/2008           9/30/2008               43.57                     18.42                     21.26
  10/1/2008          12/31/2008               20.82                      7.87                     12.81

   1/1/2009           3/31/2009               18.61                     11.85                     14.84
   4/1/2009           6/30/2009               26.5                      14.53                     22.35
   7/1/2009           7/15/2009               23.09                     19.47                     21.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Vale SA (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               12.8975                   10.395                    12.1325
   4/1/2006           6/30/2006               14.55                      9.815                    12.02
   7/1/2006           9/29/2006               12.27                      9.58                     10.78
  9/30/2006          12/29/2006               15.23                     10.34                     14.87

   1/1/2007           3/30/2007               19.025                    13.53                     18.495
  3/31/2007           6/29/2007               23.855                    18.435                    22.275
  6/30/2007           9/28/2007               34.61                     17                        33.93
  9/29/2007          12/31/2007               38.32                     29.9                      32.67

   1/1/2008           3/31/2008               37.54                     24                        34.64
   4/1/2008           6/30/2008               44.15                     34                        35.82
   7/1/2008           9/30/2008               35.01                     16.5                      19.15
  10/1/2008          12/31/2008               19.01                      8.8                      12.11

   1/1/2009           3/31/2009               17.85                     11.5                      13.3
   4/1/2009           6/30/2009               21.27                     13.1                      17.63
   7/1/2009           7/15/2009               18.37                     15.58                     18.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009           7/15/2009                25.47                     22.08                     25.3


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/30/2009                43.15                     20.17                     35.74
   7/1/2009           7/15/2009                36.77                     29.35                     35.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Canadian Natural Resources Ltd (CNQ)
                                (Jul-00 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.38                     49.62                     55.39
   4/1/2006           6/30/2006                63.93                     45.67                     55.38
   7/1/2006           9/29/2006                56.68                     42.38                     45.58
  9/30/2006          12/29/2006                55.48                     40.29                     53.23

   1/1/2007           3/30/2007                56.62                     44.56                     55.19
  3/31/2007           6/29/2007                69.97                     55.07                     66.35
  6/30/2007           9/28/2007                78.9                      60.7                      75.75
  9/29/2007          12/31/2007                87.17                     63.52                     73.14

   1/1/2008           3/31/2008                78.43                     57.07                     68.26
   4/1/2008           6/30/2008               109.32                     66.21                    100.25
   7/1/2008           9/30/2008               103.4                      61.82                     68.46
  10/1/2008          12/31/2008                68.87                     26.43                     39.98

   1/1/2009           3/31/2009                48.54                     27.69                     38.56
   4/1/2009           6/30/2009                63.46                     37.73                     52.49
   7/1/2009           7/15/2009                54.25                     45.03                     53.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        The Goldman Sachs Group Inc. (GS)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               159.63                    124.23                    156.96
   4/1/2006           6/30/2006               169.31                    136.79                    150.43
   7/1/2006           9/29/2006               171.15                    138.97                    169.17
  9/30/2006          12/29/2006               206.7                     168.51                    199.35

   1/1/2007           3/30/2007               222.75                    189.85                    206.63
  3/31/2007           6/29/2007               233.97                    203.29                    216.75
  6/30/2007           9/28/2007               225.77                    157.38                    216.74
  9/29/2007          12/31/2007               250.7                     196.9                     215.05

   1/1/2008           3/31/2008               215.05                    140.27                    165.39
   4/1/2008           6/30/2008               203.39                    161.21                    174.9
   7/1/2008           9/30/2008               190.04                     85.88                    128
  10/1/2008          12/31/2008               142                        47.41                     84.39

   1/1/2009           3/31/2009               115.65                     59.13                    106.02
   4/1/2009           6/30/2009               151.17                    103.94                    147.44
   7/1/2009           7/15/2009               155.98                    135.23                    155.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                43.95                     38.5                      42.3
   4/1/2006           6/30/2006                42.93                     35.63                     35.79
   7/1/2006           9/29/2006                37.65                     32.85                     36.27
  9/30/2006          12/29/2006                40.37                     35.55                     40.16

   1/1/2007           3/30/2007                42.01                     36.35                     36.74
  3/31/2007           6/29/2007                41.19                     36.6                      39.35
  6/30/2007           9/28/2007                41.01                     31.85                     32.44
  9/29/2007          12/31/2007                34.55                     25.57                     26.94

   1/1/2008           3/31/2008                31.08                     23.77                     27.97
   4/1/2008           6/30/2008                30.5                      23.32                     23.42
   7/1/2008           9/30/2008                30.74                     20.76                     25.89
  10/1/2008          12/31/2008                26.09                     17.05                     23.02

   1/1/2009           3/31/2009                25.49                     17.49                     23.56
   4/1/2009           6/30/2009                27.07                     22.33                     23.63
   7/1/2009           7/15/2009                24.14                     22.27                     24.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (Jul-99 - Jul-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                34.825                    30.58                     32.22
   4/1/2006           6/30/2006                33.48                     29.5                      30.335
   7/1/2006           9/29/2006                31.15                     26.15                     28.06
  9/30/2006          12/29/2006                31.98                     27.85                     31.15

   1/1/2007           3/30/2007                35.74                     29.87                     31.49
  3/31/2007           6/29/2007                33.19                     30.35                     30.69
  6/30/2007           9/28/2007                32.53                     25.98                     28.02
  9/29/2007          12/31/2007                31.72                     21.01                     22.62

   1/1/2008           3/31/2008                26.87                     19.94                     22.94
   4/1/2008           6/30/2008                27.18                     20.52                     20.75
   7/1/2008           9/30/2008                28.49                     18                        23.69
  10/1/2008          12/31/2008                23.73                     15.76                     21.52

   1/1/2009           3/31/2009                23.17                     13                        18.25
   4/1/2009           6/30/2009                22.09                     17.65                     19.41
   7/1/2009           7/15/2009                20.06                     18.43                     20.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about July 20, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $11,206,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  July 15, 2009